Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-219657) and related Prospectus of Westinghouse Air Brake Technologies Corporation and to the incorporation by reference in the Post-Effective Amendment No. 1 to such Registration Statement of our report dated February 26, 2018, except for Notes 2, 4, 8, 13, 20, 21, 22, and 23, as to which the date is September 10, 2018, with respect to the consolidated financial statements and schedule of Westinghouse Air Brake Technologies Corporation included in its Current Report on Form 8-K dated September 10, 2018, and our report dated February 26, 2018, with respect to the effectiveness of internal control over financial reporting of Westinghouse Air Brake Technologies Corporation, included in its Annual Report (Form 10-K) for the year ended December 31, 2017, both filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
September 10, 2018